UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2023

INDAPTUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40652	86-3158720
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Columbus Circle 15th Floor
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(646) 427-2727

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	INDP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On August 10, 2023, Indaptus Therapeutics, Inc. (the “Company”) announced completion of the first cohort of patients who received a single dose in Part 1 of its INDP-D101 trial of Decoy20 and the initiation of a new cohort following review of data by the Safety Review Committee as prescribed by the clinical trial protocol.

As of August 10, 2023, three of the patients in the first cohort have completed the 28-day safety review period with two of the patients having also completed post-study tumor re-staging. One clinically relevant dose limiting toxicity of grade 3 bradycardia occurred and was reversible in under 30 minutes following a bolus of normal saline; grade 3 malaise in the same patient resolved overnight. Two patients experienced a grade 3 AST increase which resolved within 1 day. Other Adverse Events including chills, fatigue, vomiting, and fever were of grade 1-2 severity and resolved quickly. Evidence of immune activation was observed, based on transient expression of multiple plasma cytokines and chemokines associated with activation of innate and adaptive immune pathways, including several not expected with lipopolysaccharide exposure.

Forward-Looking Statements

This Current Report on Form 8-K (the “Form 8-K”) contains forward-looking statements with the meaning of the Private Securities Litigation Reform Act. These include statements regarding management’s expectations, beliefs and intentions regarding, among other things: our expectations and plans regarding the timing and design of Phase 1 clinical trial of Decoy20, including the timing of the enrollment of the second cohort of patients and the anticipated effects of our product candidates, including Decoy20. Forward-looking statements can be identified by the use of forward-looking words such as “believe”, “expect”, “intend”, “plan”, “may”, “should”, “could”, “might”, “seek”, “target”, “will”, “project”, “forecast”, “continue” or “anticipate” or their negatives or variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical matters. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to the following: our limited operating history; conditions and events that raise substantial doubt regarding our ability to continue as going concern; the need for, and our ability to raise, additional capital given our lack of current cash flow; our clinical and preclinical development, which involves a lengthy and expensive process with an uncertain outcome; our incurrence of significant research and development expenses and other operating expenses, which may make it difficult for us to attain profitability; our pursuit of a limited number of research programs, product candidates and specific indications and failure to capitalize on product candidates or indications that may be more profitable or have a greater likelihood of success; our ability to obtain and maintain regulatory approval of any product candidate; the market acceptance of our product candidates; our reliance on third parties to conduct our preclinical studies and clinical trials and perform other tasks; our reliance on third parties for the manufacture of our product candidates during clinical development; our ability to successfully commercialize Decoy20 or any future product candidates; our ability to obtain or maintain coverage and adequate reimbursement for our products; the impact of legislation and healthcare reform measures on our ability to obtain marketing approval for and commercialize Decoy20 and any future product candidates; product candidates of our competitors that may be approved faster, marketed more effectively, and better tolerated than our product candidates; our ability to adequately protect our proprietary or licensed technology in the marketplace; the impact of, and costs of complying with healthcare laws and regulations, and our failure to comply with such laws and regulations; information technology system failures, cyberattacks or deficiencies in our cybersecurity; and unfavorable global economic conditions. These and other important factors discussed under the caption “Risk Factors” included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 11, 2023, our most recent Annual Report on Form 10-K filed with the SEC on March 17, 2023, and our other filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this Form 8-K. All forward-looking statements speak only as of the date of this Form 8-K and are expressly qualified in their entirety by the cautionary statements included in this Form 8-K. We undertake no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2023

INDAPTUS THERAPEUTICS, INC.

By:	/s/ Nir Sassi
Name:	Nir Sassi
Title:	Chief Financial Officer